Exhibit 99.1

           PARKWAY PROPERTIES, INC. REPORTS 2005 FIRST QUARTER RESULTS

    JACKSON, Miss., May 2 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its first quarter ended March 31, 2005.
    (Logo: http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO )

     Consolidated Financial Results

     - Net income available to common shareholders for the three months ended March 31, 2005 was $4,489,000 ($.32 per diluted share) compared to $4,121,000 ($.37 per diluted share) for the three months ended March 31, 2004. A gain on a note receivable of $774,000 was included in net income available to common stockholders for the three months ended March 31, 2004.

     - Funds from operations ("FFO") applicable to common shareholders totaled $15,814,000 ($1.10 per diluted share) for the three months ended March 31, 2005 compared to $12,132,000 ($1.04 per diluted share) for the three months ended March 31, 2004. A gain on a note receivable of $774,000 ($.06 per diluted share) was included in FFO for the three months ending March 31, 2004.

     - Funds available for distribution ("FAD") totaled $8,876,000 for the three months ended March 31, 2005 compared to $8,907,000 for the three months ended March 31, 2004.

     Acquisitions and Sales

     - On January 5, 2005, the Company entered into an agreement to purchase the 70% interest held by Investcorp International, Inc., its joint venture partner, in the property known as 233 North Michigan Avenue in Chicago, Illinois. The gross purchase price for the 70% interest is $139.7 million and the Company closed the investment in two stages. The Company closed 90% of the purchase on January 14, 2005. The second closing for the remainder of Investcorp's interest occurred on April 29, 2005, following lender and rating agency approval. The Company earned a $400,000 incentive fee from Investcorp based upon the economic returns generated over the life of the partnership. Ninety percent of the incentive fee or $360,000 was recognized on January 14, 2005. The remaining $40,000 will be recognized in connection with the purchase of the remaining interest during the second quarter of 2005. The purchase was funded with proceeds from the sale of 1.6 million shares of common stock to Citigroup Global Markets Inc. on January 10, 2005 and the assumption of an existing first mortgage on the property.

     - On March 30, 2005, the Company purchased for $29.3 million the Stein Mart Building and 1300 Riverplace Building in downtown Jacksonville, Florida. In addition to the purchase price the Company expects to invest an additional $4.8 million in improvements and closing costs during the first two years of ownership. The buildings are approximately 94% leased. The purchase was funded with the remaining proceeds from the Company's January 2005 equity offering as well as funds obtained under its existing line of credit.

     - The Company has entered into a second joint venture agreement with Rubicon America Trust ("Rubicon"), an Australian listed trust. At closing, Rubicon will acquire an 80% interest in the 203,000 square foot, 96% leased Maitland 200 project in Orlando, Florida. Closing, which is scheduled for late May, remains subject to due diligence and lender approval. The sales price places total building value at $28.4 million. At closing, Parkway will receive a $947,000 acquisition fee and retain management and a 20% ownership interest. Parkway acquired Maitland for $26.3 million in January 2004. In May 2004, Parkway placed a 7 year $19.3 million mortgage at a fixed rate of 4.4%, which will be assumed in its entirety by Rubicon as part of the transaction. Parkway will recognize an estimated gain of $2 million on the sale of the 80% interest in Maitland 200.

     Operations and Leasing

     - Parkway's customer retention rate for the three months ending March 31, 2005 was 72.2% compared to 45.4% for the quarter ending December 31, 2004 and 69.1% for the quarter ending March 31, 2004.

     - As of April 1, 2005, occupancy of the office portfolio was 90.6% compared to 91% as of January 1, 2005 and 88.4% as of April 1, 2004. Not included in the April 1, 2005 occupancy rate are 27 signed leases totaling 134,000 square feet, which commence during the second through third quarters of 2005. After adjusting for the additional leasing, the percentage leased would increase to 91.7%.

     - During the quarter ending March 31, 2005, leases were renewed or expanded on 468,000 net rentable square feet at an average rental rate decrease of 4.1% and a cost of $1.43 per square foot per year of the lease term in committed tenant improvements and leasing commissions. The 5-year, 119,000 square foot renewal of South Carolina Budget and Control Board at Capitol Center in Columbia, South Carolina is included in total leases renewed or expanded for the quarter. New leases were signed during the quarter on 103,000 net rentable square feet at a cost of $4.35 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

     - Same store assets produced an increase in net operating income ("NOI") of $1,479,000 or 8.5% for the three months ended March 31, 2005 compared to the same period of the prior year. Without the impact of straight line rents and amortization of above and below market rents, the increase in same store NOI for the three months ended March 31, 2005 would have been 4.3%. The increase in same store revenue for the three months ended March 31, 2005 compared to the same period of 2004 was due primarily to an increase in same store occupancy from 87.4% to 89.7%. The decrease in same store expenses was due primarily to a reduction in bad debt reserves attributable to increased collections.

     Capital Markets, Financing and Private Equity

     - The Company's previously announced cash dividend of $.65 per share for the quarter ended March 31, 2005 represents a payout of approximately 59.1% of FFO per diluted share. The first quarter dividend was paid on March 30, 2005 and equates to an annualized dividend of $2.60 per share, a yield of 5.7% on the closing stock price on April 29, 2005 of $45.60. This dividend is the 74th consecutive quarterly distribution to Parkway's shareholders of common stock.

     - As of March 31, 2005 the Company's debt-to-total market capitalization ratio was 45.5% compared to 41.4% as of December 31, 2004 and 40.6% as of March 31, 2004.

     - The 70% interest in 233 North Michigan Avenue was acquired subject to an existing non-recourse first mortgage with an outstanding balance of approximately $100 million, which matures July 2011 and carries a fixed interest rate of 7.21%. In accordance with generally accepted accounting principles, the mortgage will be recorded at $111.7 million to reflect the fair value of the financial instrument based on the market rate of 4.94% on the date of purchase. An offset to the interest rate adjustment will be the amortization of the existing above market leases to current market. The Company expects these two financial entries to approximately offset one another for GAAP purposes in 2005.

     - On January 10, 2005, the Company sold 1,600,000 shares of common stock to Citigroup Global Markets Inc. The Company used the net proceeds of approximately $76 million towards the acquisition of the 70% interest in 233 North Michigan Avenue and the acquisition of two properties in Jacksonville.

     - On February 4, 2005, the Company amended and renewed the one-year $15 million unsecured line of credit with PNC Bank. This unsecured line of credit matures February 2, 2006 and is expected to fund the daily cash requirements of the Company's treasury management system.

     - On March 31, 2005, the Company amended its Credit Agreement with a consortium of 10 banks with Wachovia Capital Markets, LLC as Sole Lead Arranger and Sole Book Runner. The Amendment increased the unsecured revolving credit facility from $170 million to $190 million and increased the loan covenant ratio of secured debt to total assets from 40% to 45%. The increased size of the line of credit and increase in secured debt to total asset value ratio allows greater financial flexibility and capacity to accommodate the Company's growth.

     - On April 11, 2005 the Viad Joint Venture refinanced its existing $42.5 million mortgage priced at LIBOR plus 260 basis points with a two-year $50 million mortgage priced at LIBOR plus 215 basis points. The new mortgage contains three one-year extension options with the first extension at no cost. Parkway's pro rata share of this mortgage is 30%.

    Outlook for 2005
    The Company is forecasting FFO per diluted share of $4.40 to $4.52 and earnings per diluted share ("EPS") of $1.54 to $1.64 for 2005. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:

     Guidance for 2005                                             Range
     --------------------------------------------------------  --------------
     Fully diluted EPS                                          $1.54 - $1.64
     Plus: Real estate depreciation and amortization            $2.90 - $2.92
     Plus: Depreciation on unconsolidated joint ventures        $0.07 - $0.08
     Plus: Diluted share adjustment for convertible preferred   $0.07 - $0.07
     Less: Minority interest depreciation and amortization     ($0.05 - $0.05)
     Less: Gain on sale of real estate                         ($0.13 - $0.14)

     Fully diluted FFO per share                                $4.40 - $4.52

    The following assumptions were used in making this forecast:
     - An occupancy range of 91% to 94% with the average occupancy rate during the year of 92.2%;
     - An annual increase in same store net operating income due predominantly to higher occupancy in the range of 3% to 6%;
     - Average interest rate of 4.4% on non-hedged, floating rate debt;
     - Sale of 80% interest in Maitland 200 in late May 2005 for net proceeds of $23.7 million, which includes a $947,000 acquisition fee and
     - Proceeds from the Maitland joint venture plus additional borrowings on bank lines of credit are assumed to fund the purchase of additional office properties totaling $40 million at an 8% cap rate on August 1, 2005.

    Steven G. Rogers, President and Chief Executive Officer stated, "Our operations in the first quarter improved in several key areas supporting our view that the office recovery is well underway. First quarter was especially active on the asset recycling and capital markets fronts, all of which should bolster the long term value of our company."

    Additional Information
    January 1, 2003 marked the beginning of Parkway's VALUE Square Operating Plan, which will span the three-year period ending December 31, 2005. This plan reflects the employees' commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence. The Company plans to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders that is 10% greater than that of its peer group, the NAREIT Office Index. Equity return is defined as growth in FFO per diluted share.

    The Company will conduct a conference call to discuss the results of its first quarter operations on Tuesday, May 3, 2005, at 10:00 a.m. ET. The number for the conference call is 800-967-7134. A taped replay of the call can be accessed 24 hours a day through May 13, 2005 by dialing 888-203-1112 and using the pass code of 2567415. An audio replay will be archived and indexed in the investor relations section of the Company's website at http://www.pky.com . A copy of the Company's 2005 first quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "1Q Call" icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

    Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's first quarter 2005 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company's website prior to the start of the conference call.

    About Parkway Properties
    Parkway Properties, Inc. is a self-administered real estate investment trust specializing in the operations, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 64 office properties located in 11 states with an aggregate of approximately 11,855,000 square feet of leasable space as of May 2, 2005. The Company also offers fee based real estate services through its wholly owned subsidiary, Parkway Realty Services, to its owned properties and to its third party and minority interest properties.

    Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward- looking statements. The Company does not undertake to update forward-looking statements.

     FOR FURTHER INFORMATION:
     Steven G. Rogers

       President & Chief Executive Officer
     Marshall A. Loeb

       Chief Financial Officer

     (601) 948-4091

                            PARKWAY PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                March 31       December 31
                                                  2005            2004
                                              -------------   -------------
                                               (Unaudited)
Assets
Real estate related investments:
  Office and parking properties               $   1,209,162   $     959,279
  Parking development                                     -           4,434
  Accumulated depreciation                         (152,454)       (142,906)
                                                  1,056,708         820,807

  Land available for sale                             1,807           3,528
  Investment in unconsolidated joint
   ventures                                          10,821          25,294
                                                  1,069,336         849,629

Rents receivable and other assets                    47,680          42,448
Intangible assets, net                               36,465          38,034
Cash and cash equivalents                             2,610           1,077
                                              $   1,156,091   $     931,188

Liabilities
Notes payable to banks                        $     146,514   $     104,618
Mortgage notes payable without
 recourse                                           461,444         353,975
Accounts payable and other
 liabilities                                         43,489          42,468
Subsidiary redeemable preferred
 membership interests                                10,741          10,741
                                                    662,188         511,802

Minority Interest
Minority Interest - unit holders                         39              39
Minority Interest - real estate
 partnerships                                         6,258           3,699
                                                      6,297           3,738

Stockholders' Equity
8.34% Series B Cumulative Convertible
 Preferred stock, $.001 par value,
 2,142,857 shares authorized,
 803,499 shares issued and outstanding               28,122          28,122
8.00% Series D Preferred stock, $.001
 par value, 2,400,000 shares authorized,
 issued and outstanding                              57,976          57,976
Common stock, $.001 par value,
 65,057,143 shares authorized, 14,071,892
 and 12,464,817 shares issued and
 outstanding in 2005 and 2004, respectively              14              12
Common stock held in trust, at cost,
 130,000 shares                                      (4,400)         (4,400)
Additional paid-in capital                          386,500         310,455
Unearned compensation                                (3,926)         (4,122)
Accumulated other comprehensive
 income (loss)                                          145            (226)
Retained earnings                                    23,175          27,831
                                                    487,606         415,648
                                              $   1,156,091   $     931,188

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                   Three Months Ended
                                                        March 31
                                              -----------------------------
                                                  2005            2004
                                              -------------   -------------
                                                       (Unaudited)
Revenues
Income from office and parking
 properties                                   $      47,297   $      36,907
Management company income                             1,051             406
Other income                                            135              14
                                                     48,483          37,327

Expenses
Office and parking properties:
  Operating expense                                  21,205          17,569
  Interest expense:
    Contractual                                       6,445           4,512
    Subsidiary redeemable preferred
     membership interests                               185               -
    Prepayment expenses                                   -             271
    Amortization of loan costs                          148              89
  Depreciation and amortization                      11,274           7,629
Operating expense for other real
 estate properties                                        1              10
Interest expense on bank notes:
  Contractual                                         1,081             834
  Amortization of loan costs                            124             112
Management company expenses                             235              76
General and administrative                            1,718           1,034
                                                     42,416          32,136

Income before equity in earnings,
 gain and minority interest                           6,067           5,191
Equity in earnings of unconsolidated
 joint ventures                                         515             743
Gain on note receivable                                   -             774
Minority interest - unit holders                         (1)              -
Minority interest - real estate
 partnerships                                          (305)             22

Net Income                                            6,276           6,730
Dividends on preferred stock                         (1,200)         (1,200)
Dividends on convertible preferred
 stock                                                 (587)         (1,409)
Net income available to common
 stockholders                                 $       4,489   $       4,121

Net income per common share:
  Basic                                       $        0.32   $        0.38
  Diluted                                     $        0.32   $        0.37

Dividends per common share                    $        0.65   $        0.65

Weighted average shares outstanding:
  Basic                                              13,907          10,864
  Diluted                                            14,095          11,095

                            PARKWAY PROPERTIES, INC.
                   RECONCILIATION OF FUNDS FROM OPERATIONS AND
                 FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                      (In thousands, except per share data)

                                                   Three Months Ended
                                                        March 31
                                              -----------------------------
                                                   2005            2004
                                              -------------   -------------
                                                       (Unaudited)
Net Income                                    $       6,276   $       6,730

Adjustments to Net Income:
  Preferred Dividends                                (1,200)         (1,200)
  Convertible Preferred Dividends                      (587)         (1,409)
  Depreciation and Amortization                      11,274           7,629
  Minority Interest Depreciation and
   Amortization                                        (233)           (162)
  Adjustments for Unconsolidated Joint
   Ventures                                             283             543
  Minority Interest - Unit Holders                        1               1
Funds From Operations Applicable to
 Common Shareholders (1)                      $      15,814   $      12,132

Funds Available for Distribution
  Funds From Operations Applicable to
   Common Shareholders                        $      15,814   $      12,132
  Add (Deduct):
  Adjustments for Unconsolidated Joint
   Ventures                                            (175)           (420)
  Adjustments for Minority Interest in
   Real Estate Partnerships                              37              39
  Straight-line Rents                                (1,538)           (305)
  Amortization of Above/Below Market
   Leases                                               584              76
  Amortization of Restricted Shares and
   Share Equivalents                                    211             197
  Capital Expenditures:
    Building Improvements                            (1,529)           (476)
    Tenant Improvements - New Leases                 (2,576)           (600)
    Tenant Improvements - Renewal Leases             (1,208)           (574)
    Leasing Costs - New Leases                         (408)           (796)
    Leasing Costs - Renewal Leases                     (336)           (366)
Funds Available for Distribution (1)          $       8,876   $       8,907

Diluted Per Common Share/Unit
 Information (**)

  FFO per share                               $        1.10   $        1.04
  Dividends paid                              $        0.65   $        0.65
  Dividend payout ratio for FFO                       59.05%          62.53%
  Weighted average shares/units
   outstanding                                       14,900          13,026

Other Supplemental Information

  Upgrades on Acquisitions                    $       1,485   $       1,835
  Gain on Note Receivable and Land            $           -   $         774

**Information for Diluted Computations:
  Convertible Preferred Dividends             $         587   $       1,409
  Basic Common Shares/Units Outstanding              13,908          10,865
  Convertible Preferred Shares
   Outstanding                                          803           1,929
  Dilutive Effect of Stock Options,
   Warrants and Deferred Share Units                    189             232

(1) Funds from operations ("FFO") applicable to common shareholders and funds available for distribution ("FAD") are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT. These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to pay dividends, to make capital expenditures and to fund other cash needs.

    Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

    There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

                            PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                 (In thousands)

                                                   Three Months Ended
                                                        March 31
                                              -----------------------------
                                                   2005            2004
                                              -------------   -------------
                                                       (Unaudited)
Net Income                                    $       6,276   $       6,730

Adjustments to Net Income:
  Interest Expense                                    7,711           5,346
  Amortization of Financing Costs                       272             201
  Prepayment Expenses - Early
   Extinguishment of Debt                                 -             271
  Depreciation and Amortization                      11,274           7,629
  Amortization of Deferred Compensation                 211             197
  Gain on Note Receivable                                 -            (774)
  Tax Expenses                                           28               -
  EBITDA Adjustments - Unconsolidated
   Joint Ventures                                       692           1,426
  EBITDA Adjustments - Minority
   Interest in Real Estate Partnerships                (590)           (536)
EBITDA (1)                                    $      25,874   $      20,490

Interest Coverage Ratio:
EBITDA                                        $      25,874   $      20,490

Interest Expense:
  Interest Expense                            $       7,711   $       5,346
  Capitalized Interest                                  104               -
  Interest Expense - Unconsolidated
   Joint Ventures                                       366             725
  Interest Expense - Minority Interest
   in Real Estate Partnerships                         (351)           (369)
Total Interest Expense                        $       7,830   $       5,702

Interest Coverage Ratio                                3.30            3.59

Fixed Charge Coverage Ratio:
EBITDA                                        $      25,874   $      20,490

Fixed Charges:

  Interest Expense                            $       7,830   $       5,702
  Preferred Dividends                                 1,787           2,609
  Preferred Distributions -

   Unconsolidated Joint Ventures                         21             121
  Principal Payments (Excluding Early
   Extinguishment of Debt)                            4,212           2,850
  Principal Payments - Unconsolidated
   Joint Ventures                                        68             154
  Principal Payments - Minority
   Interest in Real Estate Partnerships                (186)           (129)
Total Fixed Charges                           $      13,732   $      11,307

Fixed Charge Coverage Ratio                            1.88            1.81

(1) EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors and Parkway's management as an indication of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

                            PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
            THREE MONTHS ENDED MARCH 31, 2005 AND 2004 (In thousands,
                        except number of properties data)

                                            Percentage           Net Operating
                               Number           of                  Income                       Occupancy
                                 of         Portfolio     ---------------------------   ---------------------------
                             Properties        (1)            2005           2004           2005           2004
                            ------------   ------------   ------------   ------------   ------------   ------------
Same store properties (2)             51          72.13%  $     18,819   $     17,340           89.7%          87.4%
2004 acquisitions                      3          13.98%         3,647            412           95.2%           N/A
2005 acquisitions                      3          14.02%         3,658              -           92.6%           N/A
Assets sold                            -          -0.13%           (32)         1,586            N/A            N/A
Net Operating Income
 from Office and Parking
 Properties                           57         100.00%  $     26,092   $     19,338

(1) Percentage of portfolio based on 2005 net operating income.

(2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended March 31, 2005 and 2004. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

                                                   Three Months Ended
                                                        March 31
                                              -----------------------------
                                                   2005            2004
                                              -------------   -------------
Net income                                    $       6,276   $       6,730
Add (Deduct):
Interest expense                                      7,983           5,818
Depreciation and amortization                        11,274           7,629
Operating expense for other real
 estate properties                                        1              10
Management company expenses                             235              76
General and administrative expenses                   1,718           1,034
Gain on note receivable                                   -            (774)
Minority interest - unit holders                          1               -
Minority interest - real estate
 partnerships                                           305             (22)
Management company income                            (1,051)           (406)
Equity in earnings of unconsolidated
 joint ventures                                        (515)           (743)
Other income                                           (135)            (14)

Net operating income from office and
 parking properties                                  26,092          19,338

Less:  Net operating income from non
 same store properties                               (7,273)         (1,998)

Same Store net operating income               $      18,819   $      17,340

SOURCE  Parkway Properties, Inc.
    -0-                             05/02/2005
    /CONTACT: Steven G. Rogers, President & Chief Executive Officer, or Marshall A. Loeb, Chief Financial Officer of Parkway Properties,
+1-601-948-4091/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
             AP Archive:  http://photoarchive.ap.org
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